UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: October 27, 2020

(Date of earliest event reported)

eGain Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	Identification Number)

1252 Borregas Avenue Sunnyvale, California (Address of principal executive offices)	94089 (Zip Code)

(408) 636-4500 (Registrant’s telephone number, including area code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 par value	EGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2020, the Board of Directors of eGain Corporation (“eGain” or the “Company”) approved an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws to amend Article II, Section 1 to allow for annual meetings to be held virtually and to amend Article II, Section 7  to eliminate the vote of shares not entitled to vote on the subject matter of a proposal (i.e., broker non-votes) from being counted as “votes against” such proposal. The Amendment is effective as of October 27, 2020.

The foregoing summary of the amendments to the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3(ii) hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
3(ii)	Amendment to Amended and Restated Bylaws of the Company, dated October 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2020		eGain Corporation

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer